UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 19, 2025
PetMed Express, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-28827	65-0680967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
420 South Congress Avenue, Delray Beach, Florida 33445
(Address of principal executive offices) (Zip Code)
(561) 526-4444
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	PETS	NASDAQ
Preferred Stock Purchase Rights	N/A	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Director

On October 19, 2025, the Board of Directors (the “Board”) of PetMed Express, Inc. (the “Company”), appointed James LaCamp to serve as a director of the Company effective immediately. Mr. LaCamp will hold this position until the 2025 annual meeting of the Company’s stockholders or until his successor is elected and qualified, subject to his earlier resignation or removal. Mr. LaCamp has been appointed to serve immediately on the Board’s Audit Committee and on the Compensation and Human Capital Committee, and will serve as Audit Committee Chair beginning October 30, 2025. Mr. LaCamp qualifies as an “audit committee financial expert” within the meaning of the rules and regulations of the Securities and Exchange Commission.

Mr. LaCamp, age 42, currently serves as the Chief Financial Officer of Skydio, Inc. a position he has held since September 2024. Skydio is one of the nation’s leading autonomous drone providers, and Mr. LaCamp is responsible for all aspects of the company’s financial operations, including accounting, information technology, security, treasury, tax, and data & analytics. Prior to joining Skydio, from June 2022 until June 2024, Mr. LaCamp was the Chief Financial Officer of Flock Safety, a safety technology provider. Before Flock Safety, Mr. LaCamp held multiple finance leadership roles at Coupa Software, a business spend management provider, from December 2018 until June 2022, most recently serving as its Senior Vice President Finance. He also held multiple leadership roles at Deloitte & Touche LLP from 2006 to 2018, most recently serving as a Partner and U.S. Technology Industry - Software Leader of Deloitte & Touche LLP. Since November 2019, Mr. LaCamp served on the board of directors of Performant Healthcare Technologies (formerly NASDAQ: PHLT), a healthcare technology provider, and was chair of the audit committee and a member of the compensation and nominating and governance committees from November 2019 until the company’s acquisition by Machinify on October 21, 2025.

Mr. LaCamp holds a B.S.C. in Accounting from Santa Clara University and an M.B.A. from the Wharton School of Business at the University of Pennsylvania. He is also a licensed Certified Public Accountant in California and Washington.

The Board believes that Mr. LaCamp’s background and expertise will contribute significantly to the Company’s financial governance and oversight. Mr. LaCamp has approximately 20 years of experience in finance, accounting, and audit, including serving in a senior leadership role at a large public accounting firm, where he was responsible for managing audits of a broad range of entities, including early-stage companies and Fortune 50 technology corporations. Additionally, Mr. LaCamp has held key financial executive positions, including Chief Financial Officer, at multiple technology companies, where he was responsible for financial management, strategic financial planning, and operational oversight.

There are no family relationships between Mr. LaCamp and any other executive officers or directors of the Company. There is no arrangement or understanding between Mr. LaCamp and any other persons pursuant to which he was selected as director. There are no transactions to which the Company is a party and in which Mr. LaCamp has a material interest that is required to be disclosed under Item 404(a) of Regulation S-K.

In connection with his appointment to the Board, Mr. LaCamp will receive compensation in accordance with the Company’s Non-Employee Director Compensation Program filed as Exhibit 10.9.12 to the Company’s Annual Report on Form 10-K for its fiscal year ended March 31, 2025, filed with the Securities and Exchange Commission on October 14, 2025 (the “2025 Form 10-K”). The Company also intends to enter into an indemnification agreement with Mr. LaCamp in the same form as the Company’s standard form indemnification agreement with its other directors, which is filed as Exhibit 10.2 to the Company’s 2025 Form 10-K.

(e) Entry into Employment Agreement with Interim CEO and President

On October 20 2025, the Board approved, and the Company entered into, an Interim Executive Employment Agreement with Leslie C.G. Campbell that will govern the terms of Ms. Campbell’s role as Interim Chief Executive Officer and President of the Company (the “Employment Agreement”). The Employment Agreement provides that Ms. Campbell will serve as Interim Chief Executive Officer and President for a term of one year beginning on August 11, 2025 and continuing through August 10, 2026, provided that Ms. Campbell’s employment is on an at-will basis and may be terminated earlier at any time by either the Board or Ms. Campbell with or without cause and without any severance compensation payable to Ms. Campbell. As provided in the Employment Agreement, Ms. Campbell will serve the Company on a full-time basis, will work in-person from the Company’s Delray Beach, Florida headquarters, and will receive an annual base salary of $1.3 million, which may be increased in the discretion of the Board (but may not be decreased other than as part of a proportionate reduction in management salaries and wages applicable to all senior management). Ms. Campbell will be entitled to 4 weeks of vacation each year, will receive customary expense reimbursement (in accordance with the Company’s standard policies), and will receive the medical, health, and other benefits provided to Company employees generally, including participation in the Company’s 401(k) plan on the same basis as other employees generally. The agreement includes customary restrictive covenants, including confidentiality and non-solicitation covenants and a one-year post-employment non-compete restriction.

The foregoing does not purport to be a complete description of the Employment Agreement and is qualified in its entirety by reference to the full text of such agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 20, 2025, the Company issued a press release announcing the appointment of Mr. LaCamp to the Board. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)Exhibits The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Interim Executive Employment Agreement, dated October 20 2025, between the Company and Leslie C.G. Campbell
99.1	Press release dated October 20, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 21, 2025

PETMED EXPRESS, INC.
By:	/s/ Robert Lawsky
Name:	Robert Lawsky
Title:	General Counsel
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